AMERICAN RAILCAR INDUSTRIES, INC. 100 Clark Street, St. Charles, Missouri 63301 www.americanrailcar.com
News Release

For Release: August 6, 2008	Contact:	Dale C. Davies
Michael Obertop
636.940.6000
AMERICAN RAILCAR INDUSTRIES, INC. REPORTS SECOND QUARTER RESULTS
REFLECTING CONTINUED STRENGTH IN TANK RAILCAR SHIPMENTS
     St. Charles, MO, August 6, 2008 – American Railcar Industries, Inc. (“ARI” or the “Company”) (NASDAQ: ARII) today reported its second quarter financial results.
     “We continue to experience strong financial and operational performance in the tank railcar market and high levels of tank railcar shipments in 2008, which included shipments from our new flexible railcar facility at Marmaduke, Arkansas,” said James J. Unger, President and CEO of ARI. “Our railcar manufacturing locations continue to generate strong labor efficiencies, which have had a positive effect on earnings throughout 2008. Offsetting the strong tank railcar shipments were lower shipments and selling prices in 2008 compared to 2007 for many of our hopper railcars due to market conditions. Our backlog was 8,219 railcars as of June 30, 2008.”
     For the three months ended June 30, 2008, revenues were $204.5 million and net earnings attributable to common shareholders were $6.2 million or $0.29 per diluted share. In comparison, for the three months ended June 30, 2007, the Company had revenues of $209.0 million and net earnings attributable to common shareholders of $11.0 million or $0.52 per diluted share. Earnings for the second quarter of 2008 included other losses of $1.5 million or $0.04 per diluted share, which was primarily related to an unrealized loss on the decrease in value during the second quarter of derivatives that are referenced to the common stock of The Greenbrier Companies, Inc. (NYSE: GBX) partially offset by realized gains on the sale of a portion of the Company’s investment in The Greenbrier Companies, Inc. common stock.
     Revenues and railcar shipments decreased in the second quarter of 2008 compared to the same period in 2007, primarily due to lower volumes and lower selling prices for many of our hopper railcars shipped in 2008, partially offset by increased tank railcar shipments as described above. During the three months ended June 30, 2008, the Company shipped 2,077 railcars compared to 2,268 railcars in the same period of 2007.
     EBITDA was $18.0 million in the second quarter of 2008, an 18.7% decrease compared to EBITDA of $22.2 million in the second quarter of 2007. The decreases in EBITDA and net earnings attributable to common shareholders resulted primarily from lower profits on hopper railcar shipments during 2008 compared to 2007 and an unrealized loss incurred during the second quarter of 2008 on the Company’s derivatives that are referenced to the common stock of The Greenbrier Companies, Inc. These were partially offset by increased tank railcar shipments, labor efficiencies, overhead savings, a decrease in stock based compensation expense and a $0.9 million pre-tax realized gain related to the sale of short term investments. The highly competitive and weak hopper railcar market has caused a reduction in average selling prices of hopper railcars, which has compressed hopper railcar margins below 2007 levels. Additionally, the Company experienced an increase in net interest expense that also contributed to the decrease in net earnings. A reconciliation of the Company’s quarterly net earnings to EBITDA (a non-GAAP financial measure) is set forth in the supplemental disclosure attached to this press release.
     For the six months ended June 30, 2008, revenues were $388.5 million and net earnings attributable to common shareholders were $16.4 million or $0.77 per diluted share. In comparison, for the six months ended June 30, 2007, the Company had revenues of $396.3 million and net earnings attributable to common shareholders of $24.5 million or $1.15 per diluted share. Earnings for 2008 included other income of $1.7 million or $0.05 per diluted share, which was primarily related to an unrealized gain on the increase in value of derivatives during 2008 that are referenced to the common stock of The Greenbrier Companies, Inc., and to realized gains on the sale of a portion of the Company’s investment in The Greenbrier Companies, Inc. common stock.
     Revenues and railcar shipments decreased in the first six months of 2008 compared to the same period in 2007, primarily due to lower volumes and lower selling prices for our hopper railcars, partially offset by increased tank railcar shipments as described above. During the six months ended June 30, 2008, the Company shipped 3,979 railcars compared to 4,189 railcars in the same period of 2007.

     EBITDA was $41.6 million in the six months ended June 30, 2008, an 11.5% decrease compared to EBITDA of $47.0 million in the six months ended June 30, 2007. The decreases in EBITDA and net earnings attributable to common shareholders resulted primarily from lower profits on hopper railcar shipments during 2008 compared to 2007. These were partially offset by unrealized gains incurred during 2008 on the Company’s derivatives that are referenced to the common stock of The Greenbrier Companies, Inc., along with increased tank railcar shipments, labor efficiencies, overhead savings, a decrease in stock based compensation expense and a $0.9 million pre-tax realized gain related to the sale of short term investments. Additionally, the Company experienced an increase in net interest expense that also contributed to the decrease in net earnings.
     ARI will host a webcast and conference call on Thursday, August 7, 2008 at 10:00 am (Eastern Time) to discuss the Company’s second quarter 2008 financial results. To participate in the webcast, please log on to ARI’s investor relations page through the ARI website at www.americanrailcar.com. To participate in the conference call, please dial 800-659-2037 and use participant code 96384710. Participants are asked to logon to the ARI website or dial in to the conference call approximately 10 to 15 minutes prior to the start time.
     An audio replay of the call will also be available on the Company’s website promptly following the earnings call.
About American Railcar Industries, Inc.
     American Railcar Industries, Inc. is a leading North American manufacturer of hopper and tank railcars. ARI also repairs and refurbishes railcars, provides fleet management services and designs and manufactures certain railcar and industrial components used in the production of its railcars, as well as railcars and non-railcar industrial products produced by others. ARI provides its railcar customers with integrated solutions through a comprehensive set of high quality products and related services.
Forward Looking Statement Disclaimer
     This press release contains statements relating to our expected financial performance and/or future business prospects, events and plans that are “forward–looking statements” as defined under the Private Securities Litigation Reform Act of 1995. Forward-looking statements represent the Company’s estimates and assumptions only as of the date of this press release. Such statements include, without limitation, statements regarding estimated future production rates, estimated future manufacturing capacity, anticipated cost savings from vertical integration efforts and statements regarding any implication that the Company’s backlog may be indicative of future sales. These forward-looking statements are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from the results described in or anticipated by our forward-looking statements. Estimated backlog reflects the total sales attributable to the backlog reported at the end of the particular period as if such backlog were converted to actual sales. Estimated backlog does not reflect potential price increases or decreases under some customer contracts that provide for pricing adjustments based on changes in the cost of certain raw materials and railcar components or the possibility that railcar delivery dates may be delayed, and does not reflect potential price decreases due to market-related pricing provisions in certain of our customer contracts, any of which may occur. Other potential risks and uncertainties include, among other things: the cyclical nature of the railcar manufacturing business; adverse economic and market conditions; our reliance upon a small number of customers that represent a large percentage of our revenues; the highly competitive nature of the railcar manufacturing industry; fluctuating costs of raw materials, including steel and railcar components, and delays in the delivery of such raw materials and components; fluctuations in the supply of components and raw materials ARI uses in railcar manufacturing; ARI’s ability to maintain relationships with its suppliers of railcar components and raw materials; the risk of damage to our primary railcar manufacturing facilities or equipment; the variable purchase patterns of our customers and the timing of completion, delivery and acceptance of customer orders; the risks associated with our completion of capital expenditure projects; our dependence on key personnel; our ability to manage overhead and production slow downs; risks associated with potential acquisitions or joint ventures; the risk of lack of acceptance of our new railcar offerings by our customers; and the additional risk factors described in our filings with the Securities and Exchange Commission. We expressly disclaim any duty to provide updates to any forward-looking statements made in this press release, whether as a result of new information, future events or otherwise.

CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share amounts, unaudited)

	June 30,	December 31,
	2008	2007

Assets
Current assets:
Cash and cash equivalents	$258,131	$303,882
Short term investments — available-for-sale securities	26,176	—
Restricted cash	3,105	—
Unrealized gain on total return swap	619	—
Accounts receivable, net	45,997	33,523
Accounts receivable, due from affiliates	21,423	17,175
Inventories, net	113,146	93,475
Prepaid expenses	4,488	5,015
Deferred tax assets	1,204	1,610

Total current assets	474,289	454,680

Property, plant and equipment, net	189,531	175,166
Deferred debt issuance costs	3,611	3,977
Goodwill	7,169	7,169
Other assets	37	37
Investment in joint venture	12,266	13,355

Total assets	$686,903	$654,384

Liabilities and Stockholders’ Equity
Current liabilities:
Current portion of long-term debt	$—	$8
Accounts payable	65,326	47,903
Accounts payable, due to affiliates	4,088	2,867
Accrued expenses and taxes	2,224	5,729
Accrued compensation	10,004	10,379
Accrued interest expense	6,906	6,907
Accrued dividends	639	639

Total current liabilities	89,187	74,432

Senior unsecured notes	275,000	275,000
Deferred tax liability	6,869	5,690
Pension and post-retirement liabilities	6,497	6,572
Other liabilities	1,907	1,702

Total liabilities	379,460	363,396

Commitments and contingencies	—	—

Stockholders’ equity:
Common stock, $.01 par value, 50,000,000 shares authorized, 21,302,296 shares issued and outstanding at June 30, 2008 and December 31, 2007	213	213
Additional paid-in capital	239,530	239,621
Retained earnings	66,291	51,314
Accumulated other comprehensive income (loss)	1,409	(160)

Total stockholders’ equity	307,443	290,988

Total liabilities and stockholders’ equity	$686,903	$654,384

See notes to the Condensed Consolidated Financial Statements.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts, unaudited)

	For the Three Months Ended
	June 30,	June 30,
	2008	2007

Revenues:
Manufacturing operations (including revenues from affiliates of $53,756 and $29,906 for the three months ended June 30, 2008 and 2007, respectively)	$190,863	$195,714

Railcar services (including revenues from affiliates of $4,172 and $4,399 for the three months ended June 30, 2008 and 2007, respectively)	13,619	13,283

Total revenues	204,482	208,997

Cost of revenue:
Manufacturing operations	(173,152)	(172,699)
Railcar services	(10,718)	(10,607)

Total cost of revenue	(183,870)	(183,306)
Gross profit	20,612	25,691

Selling, administrative and other (including costs related to affiliates of $152 both for the three months ended June 30, 2008 and 2007)	(6,153)	(7,346)

Earnings from operations	14,459	18,345

Interest income	1,705	4,179
Interest expense	(5,048)	(5,380)
Other loss	(1,463)	—
Earnings from joint venture	96	389

Earnings before income tax expense	9,749	17,533
Income tax expense	(3,517)	(6,501)

Net earnings available to common shareholders	$6,232	$11,032

Net earnings per common share — basic	$0.29	$0.52
Net earnings per common share — diluted	$0.29	$0.52
Weighted average common shares outstanding — basic	21,302	21,270
Weighted average common shares outstanding — diluted	21,302	21,396

Dividends declared per common share	$0.03	$0.03
See notes to the Condensed Consolidated Financial Statements.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts, unaudited)

	For the Six Months Ended
	June 30,	June 30,
	2008	2007

Revenues:
Manufacturing operations (including revenues from affiliates of $88,445 and $45,924 for the six months ended June 30, 2008 and 2007, respectively)	$361,647	$370,841

Railcar services (including revenues from affiliates of $8,225 and $8,333 for the six months ended June 30, 2008 and 2007, respectively)	26,884	25,499

Total revenues	388,531	396,340

Cost of revenue:
Manufacturing operations	(324,042)	(322,138)
Railcar services	(21,585)	(20,530)

Total cost of revenue	(345,627)	(342,668)
Gross profit	42,904	53,672

Selling, administrative and other (including costs related to affiliates of $303 both for the six months ended June 30, 2008 and 2007)	(12,994)	(14,049)

Earnings from operations	29,910	39,623

Interest income	4,262	6,060
Interest expense	(10,091)	(7,318)
Other income	1,736	—
Earnings from joint venture	400	616

Earnings before income tax expense	26,217	38,981
Income tax expense	(9,857)	(14,442)

Net earnings available to common shareholders	$16,360	$24,539

Net earnings per common share — basic	$0.77	$1.16
Net earnings per common share — diluted	$0.77	$1.15
Weighted average common shares outstanding — basic	21,302	21,245
Weighted average common shares outstanding — diluted	21,302	21,356

Dividends declared per common share	$0.06	$0.06
See notes to the Condensed Consolidated Financial Statements.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands, unaudited)

	For the Six Months Ended
	June 30,	June 30,
	2008	2007

Operating activities:
Net earnings	$16,360	$24,539
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation	9,591	6,808
Amortization of deferred costs	406	285
Loss on disposal of property, plant and equipment	237	223
Other income from unrealized gain on derivatives	(619)	—
Realized gain on sale of short term investments	(930)	—
Stock based compensation	395	1,312
Income related to reversal of stock based compensation	(411)
Excess tax benefits from stock option exercises	—	(241)
Change in joint venture investment as a result of earnings	(400)	(616)
Provision for deferred income taxes	572	(159)
Provision for losses on accounts receivable	155	144
Changes in operating assets and liabilities:
Accounts receivable, net	(12,629)	(8,937)
Accounts receivable, due from affiliate	(4,248)	(3,246)
Inventories, net	(19,670)	10,151
Prepaid expenses	527	1,054
Accounts payable	17,423	(3,215)
Accounts payable, due to affiliate	1,221	1,088
Accrued expenses and taxes	(3,975)	12,114
Other	(291)	(429)

Net cash provided by operating activities	3,714	40,875

Investing activities:
Purchases of property, plant and equipment	(24,211)	(20,479)
Purchases of short term investments — available-for-sale securities	(27,857)	(100,293)
Sales of short term investments — available-for-sale securities	5,291	—
Repayment of note receivable from affiliate (Ohio Castings Company, LLC)	329	—
Restricted cash	(3,105)	—
Investment in joint venture	(461)	(1,000)
Sale of investment in joint venture	1,875	—

Net cash used in investing activities	(48,139)	(121,772)

Financing activities:
Common stock dividends	(1,278)	(1,273)
Proceeds from stock option exercises	—	1,985
Excess tax benefits from stock option exercises	—	241
Proceeds from issuance of senior unsecured notes, gross	—	275,000
Offering costs — senior unsecured notes issuance	—	(4,288)
Finance fees related to credit facility	(40)	(60)
Repayment of debt	(8)	(43)

Net cash provided by (used in) financing activities	(1,326)	271,562

Increase (decrease) in cash and cash equivalents	(45,751)	190,665
Cash and cash equivalents at beginning of period	303,882	40,922

Cash and cash equivalents at end of period	$258,131	$231,587

See notes to the Condensed Consolidated Financial Statements.

RECONCILIATION OF NET EARNINGS TO EBITDA AND ADJUSTED EBITDA
(In thousands)

	Three months ended		Six months ended
	June 30,		June 30,
	2008	2007	2008	2007

Net earnings	$6,232	$11,032	$16,360	$24,539
Income tax expense	3,517	6,501	9,857	14,442
Interest expense	5,048	5,380	10,091	7,318
Interest income	(1,705)	(4,179)	(4,262)	(6,060)
Depreciation	4,939	3,444	9,591	6,808

EBITDA	$18,031	$22,178	$41,637	$47,047

(Income) Expense related to stock-based compensation	(279)	332	(91)	965
(Income) Expense related to stock appreciation rights compensation income [1]	(30)	348	75	347
Other loss (income) — loss / (gain) on investments	1,463	—	(1,736)	—

Adjusted EBITDA	$19,185	$22,858	$39,885	$48,359

[1]	SARs are cash settled at time of exercise
EBITDA represents net earnings before income tax expense, interest expense (income), net of depreciation of property, plant and equipment. We believe EBITDA is useful to investors in evaluating our operating performance compared to that of other companies in our industry. In addition, our management uses EBITDA to evaluate our operating performance. The calculation of EBITDA eliminates the effects of financing, income taxes and the accounting effects of capital spending. These items may vary for different companies for reasons unrelated to the overall operating performance of a company’s business. EBITDA is not a financial measure presented in accordance with U.S. generally accepted accounting principles, or U.S. GAAP. Accordingly, when analyzing our operating performance, investors should not consider EBITDA in isolation or as a substitute for net earnings, cash flows from operating activities or other statements of operations or statements of cash flow data prepared in accordance with U.S. GAAP. Our calculation of EBITDA is not necessarily comparable to that of other similarly titled measures reported by other companies.
Adjusted EBITDA represents EBITDA before stock based compensation income and expense related to stock options and stock appreciation rights (SARs), and before gains or losses on investments. We believe that Adjusted EBITDA is useful to investors evaluating our operating performance, and management also uses Adjusted EBITDA for that purpose. The charges related to our grants of stock options are non-cash charges that are excluded from our calculation of EBITDA under our unsecured senior notes. Our SARs (which settle in cash) are revalued each quarter based upon changes in our stock price. Management believes that eliminating the charges associated with our SARs allows us and our investors to understand better our operating results independent of financial changes caused by the fluctuating price of our common stock. Adjusted EBITDA is not a financial measure presented in accordance with U.S. GAAP. Accordingly, when analyzing our operating performance, investors should not consider Adjusted EBITDA in isolation or as a substitute for net earnings, cash flows from operating activities or other statements of operations or statements of cash flow data prepared in accordance with U.S. GAAP. Our calculation of Adjusted EBITDA is not necessarily comparable to that of other similarly titled measures reported by other companies.